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                                                                     EXHIBIT 5.1


                     [VALERO ENERGY CORPORATION LETTERHEAD]



                                November 18, 2002



Valero Energy Corporation
One Valero Place
San Antonio, Texas  78212

Ladies and Gentlemen:

                  I am Vice President and Secretary of Valero Energy Corporation, a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with its offering of $50,000,000 aggregate principal amount of 6.311% Notes due 2007 (the "Notes"), which it is offering under the Registration Statement on Form S-3, as amended by Amendment No. 1 thereto (Reg. Nos. 333-84820, 333-84820-01 and 333-84820-02) (the "Registration
Statement"), filed by the Company and VEC Trust III and VEC Trust IV, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time by the Company and the Trusts of various securities pursuant to Rule 415 under the Securities Act.

                  The Notes will be issued pursuant to an indenture dated as of December 12, 1997 between the Company and The Bank of New York, as Trustee (the "Senior Indenture").

                  In furnishing this opinion, I or members of my staff have examined and relied without investigation as to matters of fact upon, copies of the Restated Certificate of Incorporation and Restated By-laws of the Company, as amended to date; the Senior Indenture; the Registration Statement and its exhibits; the prospectus included in the Registration Statement; the prospectus supplement dated November 15, 2002 and filed with the Commission on November 18, 2002 pursuant to Rule 424(b) under the Securities Act; the placement agency agreement, dated November 15, 2002, among the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc., as placement agents, relating to the offering and sale of the Notes to Core Bond Products LLC, as depositor of the Core Investment Grade Bond Trust I (the "Placement Agency Agreement"); the resolutions of the Board of Directors of the Company (the "Board") and a special committee of the Board which authorize the issuance of the Notes and the establishment of the terms of the offering and sale of the Notes (collectively, the "Board Action"); corporate records of the Company, including minute books of the Company; certificates of public officials and of representatives of the Company; statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.


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Valero Energy Corporation
November 18, 2002
Page 2

                  In connection with this opinion, I have assumed: (a) the genuineness of all signatures on all documents examined by me and (b) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that the Notes, when they have been duly executed, authenticated, issued and delivered in accordance with the Senior Indenture and the Board Action, and duly purchased and paid for in accordance with the provisions of the Placement Agency Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  The opinions set forth above are limited in all respects to matters of Texas law, the General Corporation Law of the State of Delaware and the federal laws of the United States, in each instance as currently in effect, and in each case, exclusive of municipal, local and county ordinances, laws, rules and regulations. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to Valero's current report on Form 8-K reporting the offering of the Notes. Additionally, I hereby consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                       Very truly yours,

                                       /s/ Jay D. Browning

                                       Jay D. Browning